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                                                                   EXHIBIT 10.22


                                    FORM OF
                      LIMITED LIABILITY COMPANY AGREEMENT
                                       OF
                              MEXICO CLUBS, L.L.C.
                      A DELAWARE LIMITED LIABILITY COMPANY
                                (THE "COMPANY")


                                   ARTICLE I

                                    OFFICES

    1.1 REGISTERED OFFICE. The registered office of the Company in this state shall be The Corporation Trust Company, 1209 Orange Street, Wilmington, Delaware 19801. The Members may change said registered office from one location to another in the State of Delaware.

    1.2   OTHER OFFICES.   Other offices may  at any time  be established by the
Members at any place or places.

                                   ARTICLE II

                                    CAPITAL

    2.1  CAPITAL ACCOUNTS.

        (a) ESTABLISHMENT AND MAINTENANCE OF CAPITAL ACCOUNTS. The Company shall establish and maintain a separate account (the "Capital Account") for each Member. The initial balance of the Capital Account for each Member shall be the amount or value as set out opposite the name of each of the Members on Schedule A attached hereto and incorporated herein by this reference. The Capital Account of each Member shall be increased by (i) the dollar amount of any additional contributions made by such Member, (ii) the fair market value of any property (other than cash) contributed to the Company by such Member (net of liabilities to which such property is subject), and (iii) allocations to such Member of income and gain (including income exempt from tax). The Capital Account of each Member shall be decreased by (i) the dollar amount of any distributions made to such Member,
    (ii) the fair market value of any property distributed to such Member (net of any liabilities to which such property is subject), and (iii) allocations to such Member of loss and deduction (including expenditures not deductible in computing the Company's income or loss for Federal income tax purposes).

        (b) COMPLIANCE WITH REGULATIONS. Notwithstanding any other provision of this Agreement to the contrary, the foregoing provisions of Section 2.1(a) regarding the maintenance of Capital Accounts shall be construed so as to comply with the provisions of the Treasury Regulations promulgated pursuant to section 704 of the Internal Revenue Code of 1986, as amended (the "Code"). The Managers are authorized to modify the foregoing provisions to the minimum extent necessary to comply with such Treasury Regulations.


    2.2 MEMBERS' INVESTED CAPITAL. The "Invested Capital" of a Member shall be the sum of any cash contributed by said Member to the Company, and the fair market value of any property contributed by said Member to the Company, less the amount of any liabilities of such Member assumed by the Company or which relate to property contributed by such Member of the Company. The Invested Capital of the Members shall be the amount or value set out from time to time opposite the name of each of the Members on Schedule B attached hereto and incorporated herein by this reference.



    2.3  INTEREST.   No interest  shall be paid  or credited to  the Members  on their Capital Accounts upon any undistributed profits left on deposit with the Company.

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    2.4  ADDITIONAL CAPITAL CONTRIBUTIONS.  The Members shall contribute certain property to the Company as required by the Amended and Restated Agreement of Transfer and Plan of Exchange by and between Price Enterprises, Inc. ("Price Enterprises") and Price/Costco, Inc. dated as of November 14, 1994 (the "Transfer and Exchange Agreement"). In addition, from time to time throughout fiscal year 1995, the Managers may require the Members to contribute cash to the Company (as reasonably necessary for the conduct of the Company's business and not in excess of the Company's capital requirements for 90 days following the date hereof, consistent with the budget of the Company for the fiscal year 1995 as approved by the Managers of the Company), pro rata with such capital contributions allocated 51% to Price Enterprises and 49% to The Price Company ("Price"); PROVIDED, HOWEVER, that Price Enterprises and Price shall only be obligated to contribute in cash to the capital of the Company throughout fiscal year 1995 up to an aggregate of the sum of $63 million plus an amount equal to the inventory purchased by the Company as of August 28, 1994 (which is currently estimated to be approximately $4 million). The Managers shall provide written notice of such required capital contributions to each of Price Enterprises and Price (each such notice, a "Mandatory Capital Call"). Each Mandatory Capital Call shall specify the aggregate amount of the required capital contribution, the allocation of such capital contribution among Price Enterprises and Price and the date upon which such capital contributions must be received from each such Member in immediately available funds to the Company. In no event shall the date for the payment of such capital contribution be less than five days after receipt of a Mandatory Capital Call by such Members. Except as set forth in this
Section 2.5, Price Enterprises and Price shall not be obligated to make capital contributions to the Company during fiscal year 1995 and thereafter. From time to time after fiscal year 1995, the Managers may obtain additional funds for the Company from Members, either in the form of advances or additional capital contributions. If the Managers elect to seek additional capital contributions from the Members, Members may participate in such capital contributions, pro rata in proportion to their Invested Capital. If one or more Members decline to make all or part of their capital contributions, the other participating Members may, pro rata in proportion to their Invested Capital, make further capital contributions up to the amounts not contributed by non-participating Members. The Members' capital contributions shall be added to their respective Invested Capital. No Member may make capital contributions to the Company, whether required or optional, unless requested to do so by the Managers.


                                  ARTICLE III

                                    MEMBERS


    3.1 POWERS. Subject to any non-waivable provisions of the Delaware Limited Liability Company Act, as amended, all powers shall be exercised by or under the authority of, and the business and affairs of the Company shall be controlled by, the vote of Members owning more than 50% of the aggregate Invested Capital of all Members at the time any activities are taken. Without prejudice to such general powers, but subject to the same limitations, it is hereby expressly declared that the Members shall have the following powers:



        First -- To conduct, manage and control the affairs and business of the Company, to delegate such powers to the Managers and to make such rules and regulations therefor consistent with the law, with the Certificate of Formation and this Agreement.



        Second -- To change the registered office of the Company in Delaware from one location to another; to fix and locate from time to time one or more other offices of the Company; and to designate any place within or without the State of Delaware for the holding of any Members' meeting or meetings.



        Third -- To borrow money and incur indebtedness for the purpose of the Company, and to cause to be executed and delivered therefor, in the Company name, promissory notes, bonds, debentures, deeds of trust, mortgages, pledges, hypothecations or other evidence of debt and securities.


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        Fourth  -- To appoint  an executive committee  and other committees, and to delegate to the executive committee any of the powers and authority of the Members in the management of the business and affairs of the Company. The executive committee shall be composed of the Members.



    Notwithstanding the foregoing, the Members shall be entitled to appoint Managers as set forth in Section 4.1(b).


    3.2 BANK ACCOUNTS. From time to time, the Members may designate a person or persons, whether such persons be Members or not, to open and maintain one or more bank accounts; rent safety deposit boxes or vaults; sign checks, written directions, or other instruments to withdraw all or any part of the funds belonging to the Company and on deposit in any savings account or checking account; negotiate and purchase certificates of deposit, obtain access to the Company safety deposit box or boxes, and generally sign such forms on behalf of the Company as may be required to conduct the banking activities of the Company.


    3.3 ACTIONS BY THE MEMBERS; MEETINGS; QUORUM; MAJORITY. The Members may vote, approve a matter or take any action by the vote of Members at a meeting, in person or by proxy, or without a meeting by written consent. For any meeting of Members, the presence in person or by proxy of Members owning more than 50% of the Invested Capital at the time of the action taken (a "Majority") constitutes a quorum for the transaction of business. An action approved at a meeting by Members owning more than 50% of the Invested Capital of that quorum shall be the action of the Members. Members may participate in annual meetings and special meetings by means of conference telephone or other similar communications equipment by means which all persons participating in the meeting can hear each other, and participation in such a fashion shall constitute presence in person at such meeting.


    3.4 ACTION BY WRITTEN CONSENT. Any action may be taken by the Members without a meeting if authorized by the written consent of Members holding at least a Majority. In no instance where action is authorized by written consent need a meeting of Members be called or noticed. However, a copy of the action taken by written consent must be promptly sent to all Members and filed with the records of the Company.

    3.5 PLACE OF MEETINGS OF MEMBERS. All annual meetings and any special meetings of the Members shall be held at any place designated by the Members, or, if no such place is designated, then at the principal executive office of the Company, which need not be in Delaware.

    3.6  ANNUAL MEETINGS.   The annual meeting of the  Members shall be held  at
the place and time designated from time to time by the Members.


    3.7 ANNUAL MEETINGS; NOTICE. Written notice of each annual meeting signed by a Manager or by such other person or persons as the Members shall designate, shall be given to each Member entitled to vote at the meeting, either personally, by facsimile, by mail or other means of written communication, charges prepaid, addressed to each Member at such Member's address appearing on the books of the Company or given by such Member to the Company for the purpose of notice. If a Member gives no address, notice shall be deemed to have been given such Member if sent by mail or other means of written communication addressed to the place where the principal office of the Company is situated. All such notices shall be sent to each Member entitled thereto not less than one or more than sixty calendar days before each annual meeting, and shall specify the place, the day and the hour of such meeting.


    3.8 SPECIAL MEETINGS. Special meetings of the Members, for any purpose or purposes whatsoever, may be called at any time by a Manager or by the Members. Except in special cases where other express provision is made by statute, notice of such special meetings shall be given in the same manner as for annual meetings of Members. Notices of any special meetings shall specify, in addition to the place, day and hour of such meetings, the purpose or purposes for which the meeting is called.

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    3.9  WAIVER OF  NOTICE.  The  actions taken at any  meeting of the  Members, however called and noticed or wherever held, shall be as valid as though taken at a meeting duly held after regular call and notice, if a quorum be present, and if, either before or after the meeting, each of the Members not present signs a written waiver of notice or a consent to holding such meeting or an approval of the minutes thereof. All such waivers, consents or approvals shall be filed with the records of the Company or made a part of the minutes of the meeting.


    3.10 ADJOURNED MEETINGS AND NOTICE THEREOF. Any Members' meeting, annual or special, whether or not a quorum is present, may be adjourned from time to time by the vote of a Majority, present in person or represented by proxy, but in the absence of a quorum no other business may be transacted at any such meeting. Other than by announcement at the meeting at which such adjournment is taken, it shall not be necessary to give any notice of an adjournment or of the business to be transacted at any adjourned meeting. However, when any Members' meeting, either annual or special, is adjourned for thirty days or more, notice of the adjourned meeting shall be given as in the case of an original meeting.



    3.11 RESIGNATION OF MEMBERS.__No Member may resign prior to the dissolution of the Company, unless such Member has transferred its interest and the transferee has been admitted as a Member, in each case in accordance with
Article VI.


                                   ARTICLE IV

                                    MANAGERS

    4.1  MANAGERS.


    (a) The management of the Company's business shall be vested in a group of three Managers appointed by the Members as provided in Section 4.1(b). The Members hereby appoint the persons identified on the attached Schedule C to initially be the Managers of the business of the Company.



    (b) Price Enterprises shall be entitled to appoint two (2) Managers. For so long as its Invested Capital constitutes at least 20% of the aggregate Members' Invested Capital, PriceCostco shall be entitled to appoint one (1) Manager. Meetings of the Managers may be called at any time. Notice of meetings of the Managers shall be given in the same manner as for annual meetings of Members set forth in Section 3.7. Participation in telephonic meetings by Managers shall be in the same manner as for telephonic meetings of Members as set forth in Section 3.3.


    (c) The Managers shall be obliged to devote only as much of their time to the Company's business as shall be reasonably required in light of the Company's business and objectives. A Manager shall perform his or her duties as a Manager in good faith, in a manner he or she reasonably believes to be in the best interests of the Company, and with such care as an ordinarily prudent person in a like position would exercise under similar circumstances.


    (d) Any action taken by the Managers shall be by the affirmative vote of a majority of the Managers. No one Manager acting alone can bind the Company, except in his or her capacity as an officer of the Company. The Company shall provide written notice of such fact to Controladora Comercial Mexicana, S.A. de C.V. promptly after the execution of this Agreement.



    (e) Any action may be taken by the Managers without a meeting if authorized or ratified by the written consent of all of the Managers.


    (f) Every Manager is an agent of the Company for the purpose of its business, and the act of every Manager, including the execution in the Company name of any instrument for apparently carrying on in the usual way the business of the Company, binds the Company, unless such act is in contravention of the Certificate of Formation or this Agreement or unless the Manager so acting otherwise lacks the authority to act for the Company and the person with whom he or she is dealing has actual knowledge of the fact that he or she has no such authority.

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    4.2   POWERS  OF THE  MANAGERS.   The  Managers  shall have  the  right  and
authority to take all actions which the Managers deem necessary, useful or appropriate for the day-to-day management and conduct of the Company's business. The Managers may delegate any or all such duties to the officers of the Company. The Managers may exercise all powers of the Company and do all such lawful acts and things as are not by statute, the Certificate of Formation or this Agreement directed or required to be exercised or done by the Members. All instruments, contracts, agreements and documents providing for the acquisition, mortgage or disposition of property of the Company shall be valid and binding on the Company if executed by two or more Managers, or one or more officers of the Company upon the proper delegation to such officer by the Managers. All instruments, contracts, agreements and documents of whatsoever type executed on behalf of the Company shall be executed in the name of the Company by two or more Managers, or one or more officers of the Company upon the proper delegation to such officer by the Managers.



    4.3  SALARIES AND EXPENSES.  The Managers may determine that the Company may
(i) pay to any Manager or officer a salary as compensation for such Manager's or officer's services rendered to the Company and (ii) reimburse any Manager or officer for his or her expenses reasonably incurred in performing such Manager's or officer's services to the Company. Such salaries and expenses shall be treated as expenses of the Company and shall not be deemed to constitute distributions to the recipient of any profit, loss or capital of the Company.



    4.4  REMOVAL AND REPLACEMENT OF MANAGERS.



    (a) The Members may remove and replace their respective Manager appointees with or without cause at any time.



    (b) Any removal and replacement of a Manager shall become effective on such date as may be specified by the respective Member in a notice delivered to any remaining Managers (except that it cannot be effective on a date earlier than the date such notice is delivered to the remaining Managers). Should a Manager be removed who is also a Member, such Member will continue to participate in the Company as a Member and receive such Member's share of the Company's income, gains, losses, deductions and credits pursuant to this Agreement.



    4.5 RESIGNATION OF MANAGER. A Manager may resign from his or her position as a Manager at any time by notice to the Members. Such resignation shall be effective as set forth in such notice.



    4.6  INDEMNIFICATION.



    Each Member, the Managers, the officers and their respective agents shall be indemnified and held harmless by the Company (but not by any Member) from and against any and all claims, demands, liabilities, costs, damages and causes of action of any nature whatsoever (including without limitation reasonable attorneys' fees or other expenses incurred in connection with settlement or any legal proceeding, but excluding income taxes payable by such Member as a result of such Member's ownership of an interest in the Company) arising out of actions taken by such Member, Manager, officer or agent in the management of Company affairs, except where any such Member, Manager, officer or agent has committed fraud, gross negligence or willful misconduct. The indemnification rights contained in this Section shall be cumulative of, and in addition to, any and all rights, remedies and recourse to which a Member may be entitled, whether pursuant to the provisions of this Agreement, at law or in equity. Indemnifications hereunder shall be made from assets of the Company and no Member shall be personally liable to any indemnitee. At the direction of the Managers, the Company may advance costs and expenses to any Member, Manager, officer or agent in connection with a matter to which such Member, Manager, officer or agent may be entitled to indemnification under this Section 4.6; provided, that such Member, Manager, officer or agent undertakes to repay the Company such amounts advanced if it is ultimately determined in good faith by the Managers that he or she is not entitled to indemnification hereunder.


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                                   ARTICLE V

                         ALLOCATIONS AND DISTRIBUTIONS

    5.1  ALLOCATIONS.   All items  of income, gain,  loss, deduction and  credit
shall be allocated among the Members in proportion to the Invested Capital of each respective member.

    5.2 DISTRIBUTIONS. The Company's cash available for distribution shall, at such times as the Managers of the Company deem advisable, be distributed among the Members in such amounts as the Managers shall determine in proportion to their Invested Capital at the time of any such distribution.

    5.3 SECTION 704(C). In accordance with section 704(c) of the Code and the regulations promulgated thereunder, income, gain, loss and deduction with respect to any property contributed to the capital of the Company shall, solely for tax purposes, be allocated among the Members so as to take account of any variation between the adjusted basis of the contributed property and its fair market value at the time of the contribution, in the manner agreed to by the Members.


    5.4 DISTRIBUTION ON DISSOLUTION AND LIQUIDATION. In the event of the dissolution and liquidation of the Company for any reason, after the payment of or provision for creditors pursuant to applicable law, the Company's assets shall be distributed among the Members in accordance with their respective positive Capital Account balances.


    5.5 FEDERAL INCOME TAX. It is the intent of this Company and its Members that this Company will be treated as a partnership for Federal income tax purposes and be governed by the applicable provisions of Subchapter K of Chapter 1 of the Code.

                                   ARTICLE VI

                         TRANSFER OF MEMBERS' INTERESTS


    6.1 RESTRICTION ON TRANSFER. No Member may sell, transfer, assign, pledge, hypothecate, exchange or otherwise dispose of all or any portion of its interest in the Company, except with the prior written consent of each of the other Members, which may be granted or withheld in the sole and absolute discretion of the other Members. Any attempted sale, transfer, assignment, pledge, hypothecation or exchange of all or a portion of the Member's interest in the Company without the prior written consent of the other Members shall be void.



    6.2 ADMISSION OF NEW MEMBERS. Additional members may be admitted to the Company only with the written consent of each of the other Members. A new Member must agree to be bound by the terms and provisions of the Certificate of Formation and this Agreement, as amended, and upon admission, the new Member shall have all rights and duties of a Member of this Company.


                                  ARTICLE VII

                             ACCOUNTING AND RECORDS

    7.1 RECORDS AND ACCOUNTING. The books and records of the Company shall reflect all Company transactions and shall be appropriate and adequate for the Company's business. The fiscal year of the Company for financial reporting and for Federal income tax purposes shall be the 52 or 53 week fiscal year that ends on the Sunday nearest August 31.

    7.2 ACCESS TO ACCOUNTING RECORDS. All books and records of the Company shall be maintained at any office of the Company or at the Company's principal place of business, and each Member, and his duly authorized representative, shall have access to them at such office of the Company and the right to inspect and copy them at reasonable times.

    7.3   ANNUAL TAX  INFORMATION.   The  Managers shall  cause the  Company  to
deliver to each Member all information necessary for the preparation of such Member's Federal income tax return.

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    7.4   TAX MATTERS  PARTNER.   Price Enterprises  shall be  the "Tax  Matters
Partner" of the Company for purposes of section 6231(a)(7) of the Code.

                                  ARTICLE VIII

                                      TERM


    The term of this Company shall begin on the date the Certificate of Formation is filed with the Delaware Secretary of State and shall continue until that same date in the year 1999, unless terminated in accordance with the provisions hereof by consent of a Majority of the Members.


                                   ARTICLE IX

                         DISSOLUTION OF THE COMPANY AND
                       TERMINATION OF A MEMBER'S INTEREST


    9.1 DISSOLUTION. This Company will be dissolved on (i) the expulsion, bankruptcy or dissolution of a Member, or (ii) the occurrence of any event which terminates the Company under Article VIII, unless in either case the business of the Company is continued by the consent of a Majority of the remaining Members of the Company.


                                   ARTICLE X

                            MISCELLANEOUS PROVISIONS


    10.1 COMPLETE AGREEMENT. This Agreement; the Transfer and Exchange Agreement; the Operating Agreement entered into among the Company, Price, PriceCostco and Price Enterprises of even date herewith; and the Certificate of Formation constitute the complete and exclusive statement of the agreement among the Members with respect to the subject matter contained therein and replace and supersede all prior agreements by and among the Members with respect to the subject matter contained herein.


    10.2 AMENDMENTS. This Agreement may be amended by the Members at a meeting or by written consent.

    10.3 APPLICABLE LAW. The Certificate of Formation and this Agreement, and its application, shall be governed exclusively by its terms and the laws of the State of Delaware.

    10.4 HEADINGS. The headings in this Agreement are inserted for convenience only and are in no way intended to describe, interpret, define, or limit the scope, extent or intent of this Agreement or any provisions contained herein.

    10.5 SEVERABILITY. If any provision of this Agreement or the application thereof to any person or circumstance shall be deemed invalid, illegal or unenforceable to any extent, the remainder of this Agreement and the application thereof shall not be affected and shall be enforceable to the fullest extent permitted by law.

    10.6 HEIRS, SUCCESSORS AND ASSIGNS. Each and all of the covenants, terms, provisions and agreements contained in this Agreement shall be binding upon and inure to the benefit of the existing Members, all new and substituted Members, and their respective assignees (whether permitted by this Agreement or not), heirs, legal representatives, successors and assigns.

    10.7 NOTICE. All notices required under this Agreement shall be deemed given and received on the date hand delivered or telecopied or two days after the date mailed by registered mail to a Member's address maintained in the official records of the Company.


    10.8 ARBITRATION. All disputes arising under or related to this Agreement shall be resolved by binding arbitration in accordance with the provisions of
Section 10.3 of the Transfer and Exchange Agreement.


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    10.9   COUNTERPARTS.    This  Agreement  may be  executed  in  two  or  more
counterparts, each of which shall be deemed to be an original but all of which shall constitute one and the same agreement.


    IN WITNESS HEREOF, this Agreement was adopted by a unanimous written consent
of all of the Members as of the   day of November, 1994.

                                          THE PRICE COMPANY
                                          By: __________________________________
                                             Name:
                                          Title:

                                          PRICE ENTERPRISES, INC.
                                          By: __________________________________
                                             Name:
                                          Title:

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                                   SCHEDULE A
                   SCHEDULE OF INITIAL CAPITAL CONTRIBUTIONS

                MEMBER'S NAME                  INITIAL CAPITAL CONTRIBUTION
        ------------------------------        ------------------------------
        The Price Company                                 $49.00

        Price Enterprises, Inc.                           $51.00

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                                   SCHEDULE B
                                INVESTED CAPITAL

                                       10
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                                   SCHEDULE C
                                INITIAL MANAGERS

                                Robert E. Price
                                Paul A. Peterson
                                James D. Sinegal

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